SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02.  Unregistered Sales of Equity Securities

On May 31, 2006, the transaction contemplated by the stock purchase agreement (the "Purchase Agreement") by and among MCCC ICG Holdings, LLC ("MCCC"), Level 3 Communications, LLC ("Level 3 Communications") and, solely for purposes of certain portions of the Purchase Agreement, Level 3 Communications, Inc. ("Level 3"), was completed. Pursuant to the Purchase Agreement, Level 3 Communications purchased from MCCC all of the issued and outstanding shares of common stock of ICG Communications, Inc. a privately held Colorado-based telecommunications company ("ICG"), excluding certain specified assets and liabilities of ICG. ICG is a wholly-owned subsidiary of MCCC.

Under the terms of the Purchase Agreement, Level 3 Communications (i) issued 25,975,088 shares of unregistered Level 3 common stock, par value $0.01 per share, to MCCC, of which 3,272,452 is being held in escrow and (ii) paid $44,884,091 in cash, subject to post-closing adjustments based on working capital and other matters, of which $8,000,000 is being held in escrow. The cash consideration at closing was increased from the previously announced amount of $36,000,000 to reflect an improvement in ICG's working capital, and is subject to adjustment based on the subsequent calculation of actual closing date working capital

As specified in the Purchase Agreement, MCCC transferred certain excluded assets to VoicePipe Communications, Inc., a subsidiary of MCCC ("VoicePipe"), and VoicePipe assumed certain excluded liabilities. The excluded assets include customer contracts related to ICG's VoicePipe business, and ICG's investments in New Global Telecom, Inc. and Mpower Holding Corporation.

The shares of Level 3 common stock issued to MCCC were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to a registration rights agreement, dated May 31, 2006, by and among Level 3, MCCC, Columbia Capital Equity Partners III(QP), L.P., Columbia Capital Equity Partners III (Cayman), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Investors III, L.L.C., Columbia Capital Employees Investors III, L.L.C., M/C Venture Partners V, L.P., M/C Venture Investors, L.L.C., Chestnut Venture Partners, L.P., and Bear Investments, LLLP (Columbia Capital Equity Partners III(QP), L.P., Columbia Capital Equity Partners III (Cayman), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Investors III, L.L.C., Columbia Capital Employees Investors III,
L.L.C., M/C Venture Partners V, L.P., M/C Venture Investors, LLC, Chestnut Venture Partners, L.P., and Bear Investments, LLLP are collectively referred to as the "Seller Owners") (the "Registration Rights Agreement"), Level 3 will file a registration statement covering the shares issued to MCCC under the Purchase Agreement within five business days of the closing, and this registration statement will become automatically effective. Pursuant to the Registration Rights Agreement, the Level 3 common stock will also be subject to a transfer restriction that limits the number of shares MCCC and Seller Owners can sell (with certain exceptions) on any given day. This transfer restriction expires 180 days from the effective date of the registration statement (the "Effective Date"). In addition to the foregoing (with certain exceptions), (i) at any time


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after the Effective Date and prior to June 30, 2006, MCCC and the Seller Owners shall not, and shall not permit any of their Affiliates to knowingly make any direct transfer of the Level 3 common stock in a negotiated transaction to one or more persons that would result in the acquirer holding economic or voting ownership in excess of five percent (5%) or more of the Level 3 common stock and
(ii) at any time after the Effective Date, MCCC and the Seller Owners shall not knowingly and shall not knowingly permit any of their affiliates to knowingly make any direct transfer of the Level 3 common stock in a negotiated transaction to one or more persons that would result in the acquirer holding economic or voting ownership in excess of ten percent (10%) or more of the Level 3 common stock.

The Registration Rights Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.

Item 8.01.  Other Events

On May 31, 2006, Level 3 issued a press release announcing that it has completed the acquisition of all of the stock of ICG. The press release is filed as
Exhibit 99.1 to this Form 8-K and incorporated herein by reference as if set forth in full.



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Item 9.01  Financial Statements and Exhibits

(a)     Financial Statements of business acquired

        None

(b)     Pro forma financial information

        None

(c)     Shell company transactions

        None

(d)     Exhibits

10.1 Registration Rights and Transfer Restriction Agreement, dated May 31, 2006, by and among Level 3 Communications, Inc., MCCC ICG Holdings LLC, Columbia Capital Equity Partners III(QP), L.P., Columbia Capital Partners III (Cayman), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Investors III, L.L.C., Columbia Capital Employees Investors
     III, L.L.C., M/C Venture Partners V, L.P., M/C Venture Investors, L.L.C., Chestnut Venture Partners, L.P., and Bear Investments, LLLP.

99.1 Press Release, dated May 31, 2006, of Level 3 Communications, Inc. relating to the completion of the acquisition of all of the stock of ICG Communications, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Level 3 Communications, Inc.



June 1, 2006                             By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President